Demand Loan Agreement

THIS AGREEMENT dated August 31, 2005 between Joseph M. Valenzano Jr., of Six Pickwick Lane Woodcliff Lakes New Jersey (the “Lender”) and EP Global Communications Inc., of 551 Main Street Johnstown, PA 15901 (the "Borrower").

WHEREAS the Lender has agreed to lend certain monies to the Borrower upon the terms and conditions herein set forth;

NOW THEREFORE IN CONSIDERATION OF the advances to be made by the Lender to the Borrower and the mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Demand Loan. The Lender hereby loans to the Borrower the amount of Two Hundred and twenty five thousand dollars ($225,000) (the “Loan”). The Borrower acknowledges receipt of the full amount of the Loan.

2. Interest. The Loan shall bear interest at the rate of the annual rate of Seven percent (7%) calculated and compounded monthly, from the date hereof until repayment of the full amount owing under this Agreement, and both before and after maturity, default and judgment.

3. Payable on Demand. The Loan, together with interest as herein provided, shall be repayable by the Borrower to the Lender on demand.

4. Monthly Payments. The Loan is an interest only loan, and unless and until demand for payment is made by the Lender the Borrower shall pay interest on the Loan to the Lender on the first day of each and every month, without any deduction, compensation, set-off or abatement whatsoever, with such interest on the Loan to be calculated and compounded monthly not in advance.

5. Costs and Expenses. The Borrower shall pay to the Lender or reimburse the Lender for the fees and expenses incurred by the Lender in connection with the enforcement of any of the Lender’s rights under this Agreement.

6. Entire Agreement. It is understood and agreed that the terms and conditions contained herein constitute the entire agreement between the parties hereto and there are no covenants, representations, warranties or agreements whether express or implied except as expressly set out herein.

7. Assignment. This Agreement may not be assigned by the Borrower. The Lender may assign this Agreement at any time without the consent of the Borrower. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

EP Global Communications Inc. by its

Chief Operating Officer

 Title

/s/ Robert J. Salluzzo

    Signature